EXHIBIT 99.1

STATEMENT OF CHIEF EXECUTIVE OFFICER OF
WEBMD CORPORATION
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of WebMD Corporation (“WebMD”) on Form 10-Q for the period ended September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Martin J. Wygod, Chairman of the Board and Chief Executive Officer of WebMD, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of WebMD.

Dated:	November 8, 2002	/s/ Martin J. Wygod Martin J. Wygod Chairman of the Board and Chief Executive Officer

The foregoing certification is being furnished to accompany WebMD Corporation’s Report on Form 10-Q for the Quarterly Period ended September 30, 2002 (the “Report”) solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed as part of the Report or as a separate disclosure document and shall not be deemed incorporated by reference into any other filing of WebMD Corporation that incorporates the Report by reference.